                                                                    Exhibit 99.1

MEDIA INQUIRIES:                                     INVESTOR INQUIRIES:
Lynn Newman                                          Derrick Vializ
908-953-8692 (office)                                908-953-7500 (office)
973-993-8033 (home)                                  VIALIZ@AVAYA.COM
LYNNNEWMAN@AVAYA.COM

AVAYA REPORTS FIRST FISCAL QUARTER 2002 RESULTS
-- OVERALL REVENUES DECLINE IN U.S. DUE TO WEAK ECONOMIC CONDITIONS -- INTERNATIONAL REVENUES GROW 19 PERCENT OVER PREVIOUS QUARTER
-- COMPANY PLANS TO REDUCE COSTS AND EXPENSES

FOR IMMEDIATE RELEASE: THURSDAY, JANUARY 17, 2002

         BASKING RIDGE, N.J. - Avaya Inc. (NYSE:AV), a leading global provider of voice and data networks to businesses, today reported a net loss of $16 million or a loss of 8 cents per diluted share* from ongoing operations for the first fiscal quarter ended December 31, 2001, excluding business restructuring related expenses and reflecting the company's adoption of certain provisions of Financial Accounting Standard (SFAS) Board's Statement No. 142 related to the discontinuation of goodwill amortization. These results compare to net income from ongoing operations of $51 million or 16 cents per diluted share in the year ago quarter. (See note for definition of first fiscal quarter 2001 ongoing operations. See attached schedule for pro forma effects on fiscal 2001 ongoing results related to SFAS 142 adoption).

         Revenues from Avaya's ongoing operations for the first fiscal quarter of 2002 were $1.306 billion, a decrease of 26.8 percent, or $479 million compared to revenues from ongoing operations of $1.785 billion in the year ago quarter.

         The company noted that revenues declined for all business segments in the U.S. due to weak economic conditions. However, IP port shipments increased 14 percent from the fourth fiscal quarter, to more than 57,000 ports from 50,000 ports, reflecting the company's continued strength in the growing IP-PBX market.

         "U.S. economic conditions in the first quarter were even tougher than we had anticipated, hitting hard in our U.S. businesses as a group, and particularly in our Connectivity Solutions business," said Don Peterson, chairman and CEO, Avaya. "Outside the U.S. our revenues grew by 19 percent over the previous quarter, and even with the weakness in the U.S., we continued to strengthen our market position in key areas and we added a fifth consecutive quarter of growth in IP port shipments.

         "We continue to execute on our plan to restructure our business by cutting costs and expenses, so that we can reinvest in faster-growing segments and take advantage of the eventual upside opportunity in the enterprise market," Peterson said.

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                                      -2-


         "While our results for the first fiscal quarter did not meet our expectations, the fact is that there were some bright spots, including our international growth, our ability to leverage our installed base, and our strengthening leadership positions during a difficult time," said Garry K. McGuire, chief financial officer, Avaya.

         "For our second fiscal quarter, due to the uncertain timing of the U.S. economic recovery, our revenue outlook is for approximately flat sequential revenues with a variance of plus or minus four percent. We will closely monitor revenue levels through January and February, and make any additional adjustments to expenses, as necessary, to reflect proper expense-to-revenue levels going forward. In order to achieve this, we will need to take actions in 2002 designed to yield further annualized savings of $200 million to $250 million. Our objective is to restore profitability as early as possible, but no later than the end of fiscal 2002, even at the low end of our revenue outlook," McGuire said.

REPORTED RESULTS FOR FIRST FISCAL QUARTER, INCLUDING RESTRUCTURING RELATED EXPENSES

         For the first fiscal quarter ended December 31, 2001, Avaya reported a net loss of $20 million, or a loss of 9 cents per diluted share, including $6 million in pre-tax expenses related to the company's outsourcing of certain of its manufacturing operations. These results compare with net income of $16 million for the quarter ended December 31, 2000, including $59 million in pre-tax business restructuring related one-time and start-up expenses associated with the company's spin-off. (See attached schedule for pro forma effects on fiscal 2001 as reported results related to SFAS 142 adoption).

ABOUT AVAYA

         Avaya Inc, headquartered in Basking Ridge, N.J., is a leading global provider of voice and data networks as well as communications solutions and services that help businesses, government agencies and other institutions - including more than 90 percent of the FORTUNE 500(R) -- excel in the customer economy. Avaya offers Customer Relationship Management Solutions, Unified Communication Solutions, Service Provider Solutions, MultiService Networking Infrastructure, and Converged Voice and Data Networks - including the company's no-compromise Avaya Enterprise-Class IP Solutions (ECLIPS) - all supported by Avaya Services and Avaya Labs. Avaya is the worldwide leader in unified messaging, messaging systems, call centers and structured cabling systems. It is the U.S. leader in voice communications systems and services. Avaya is an official sponsor for the 2002 FIFA World Cup(TM), the FIFA Women's World Cup 2003 and the 2006 FIFA World Cup(TM) tournaments. For more information about Avaya, visit its website at HTTP://WWW.AVAYA.COM.

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                                      -3-


         This news release contains forward-looking statements regarding the company's outlook for revenue and earnings based on current expectations, forecasts and assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially. These risks and uncertainties include, but are not limited to, general industry market conditions and growth rates and general domestic and international economic conditions including interest rate and currency exchange rate fluctuations and the economic, political, and other risks associated with international sales and operations, U.S. and foreign government regulation, price and product competition, rapid technological development, dependence on new product development, the successful introduction of new products, the mix of our products and services, customer demand for our products and services, the ability to successfully integrate acquired companies, control of costs and expenses, the ability to implement in a timely manner its restructuring plans, and the ability to form and implement alliances. For a further list and description of such risks and uncertainties, see the reports filed by Avaya with the Securities and Exchange Commission. Avaya disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

                                      # # #

NOTE: First fiscal quarter of 2001 ongoing operations exclude business restructuring related one-time and start-up expenses associated with the company's spin-off from Lucent Technologies in September 2000.

* For the three months ended December 31, 2001, the loss per diluted share reflects 2 cents or approximately $6.9 million, attributable to the accretion of Series B convertible participating preferred stock. Excluding the accretion of preferred stock, the loss per diluted share from ongoing operations would have been 6 cents per share on a diluted basis, and for as reported results, there would have been a loss of 7 cents per share on a diluted basis.

NOTE TO EDITORS:

Avaya will host a conference call with a listen-only Q&A session to discuss these results at 5:30 p.m. EST on Thursday, Jan. 17, 2002. To ensure you are on the call from the start, we suggest you access the call 10-15 minutes early by dialing:

Within the U.S. and Outside the U.S. 706-634-2454

For those unable to participate, there will be a playback available from 9:30 p.m., Jan.17, through Thursday, Jan. 24, 2002. For the replay, if you are calling from within the United States, please dial 800-642-1687. If you are calling from outside the United States, please dial 706-645-9291. The passcode for the replay is 2893353.

WEBCAST Information: Avaya will webcast this conference call live, with a listen-only Q&A session. To ensure that you are on the webcast, we suggest that you access our website (http://www.avaya.com/investors/) 10-15 minutes prior to the start. Following the live webcast, a replay will be available on our archives at the same web address.

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                                      -4-


                           AVAYA INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                 AS OF DECEMBER 31, 2001 AND SEPTEMBER 30, 2001
           (UNAUDITED; DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS)
                         PRELIMINARY - SUBJECT TO CHANGE

                                                             12/31/01    9/30/01
                                                             --------    -------
ASSETS
 Cash and cash equivalents                                     $  252     $  250
 Receivables less allowances of $74 at December
     31, 2001 and $68 at September 30, 2001                       906      1,163
 Inventory                                                        627        649
 Deferred income taxes, net                                       207        246
 Other current assets                                             511        461
                                                               ------     ------

 TOTAL CURRENT ASSETS                                           2,503      2,769
                                                               ------     ------

 Property, plant and equipment, net                               965        988
 Deferred income taxes, net                                       591        529
 Goodwill, net (a)                                                174        175
 Intangible assets, net (a)                                        69         80
 Other assets                                                     119        107
                                                               ------     ------
      TOTAL ASSETS                                             $4,421     $4,648
                                                               ======     ======

LIABILITIES
 Accounts payable                                              $  447     $  624
 Current portion of long-term debt                                276        145
 Business restructuring reserve                                   137        179
 Payroll and benefit obligations                                  273        333
 Advance billings and deposits                                    110        133
 Other current liabilities                                        586        604
                                                               ------     ------
 TOTAL CURRENT LIABILITIES                                      1,829      2,018
                                                               ------     ------

 Long-term debt (b)                                               500        500
 Benefit obligations                                              646        637
 Deferred revenue                                                  78         84
 Other liabilities                                                514        533
                                                               ------     ------
 TOTAL NONCURRENT LIABILITIES                                   1,738      1,754
                                                               ------     ------

 Commitments and contingencies

Series B convertible participating preferred stock,
   par value $1.00 per share, 4 million shares
   authorized, issued and outstanding                             402        395
                                                               ------     ------

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                                      -5-


STOCKHOLDERS' EQUITY                                                           12/31/01   9/30/01
   Series A junior participating preferred stock, par value $1.00 per share,
       7.5 million shares authorized; none issued and outstanding                   --         --
   Common stock, par value $0.01 per share, 1.5 billion shares authorized,
      287,882,465 and 286,851,934 issued and outstanding as of
       December 31, 2001 and September 30, 2001, respectively                        3          3
   Additional paid-in capital                                                      916        905
   Accumulated deficit                                                            (405)      (379)
   Accumulated other comprehensive loss                                            (60)       (46)
   Less treasury stock at cost (203,380 and 147,653 shares as of
      December 31, 2001 and September 30, 2001, respectively)
                                                                                    (2)        (2)
                                                                               -------    -------
   TOTAL STOCKHOLDERS' EQUITY                                                      452        481
                                                                               -------    -------
        TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                             $ 4,421    $ 4,648

(a) Effective October 1, 2001, the Company adopted Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets," specifically the discontinuation of goodwill amortization, and will be implementing the remaining provisions by the end of fiscal 2002. Accordingly, the Company has separately presented intangible assets and has reclassified the September 30, 2001 balance of intangible assets, which had been previously reported together with goodwill, to conform to the December 31, 2001 presentation.

(b) During the first quarter of fiscal 2002, the Company sold an aggregate principal amount at maturity of $944 million of Liquid Yield Option(TM) Notes (LYONs) due in 2021. The LYONs were issued at a $484 million discount that will accrue daily at a rate of 3.625% per year. Proceeds from the sale of $460 million were recorded in long-term debt. The discount will be recorded as interest expense and represents accretion of the LYONs issue price to its maturity value. Proceeds from the LYONs were used to pay down a portion of the Company's commercial paper.

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                                      -6-


                           AVAYA INC. AND SUBSIDIARIES
       THREE MONTH COMPARATIVE STATEMENTS OF REVENUE AND OPERATING INCOME
                               ONGOING OPERATIONS
                        (UNAUDITED; DOLLARS IN MILLIONS)

SEGMENT REVENUE - ONGOING

                                ----------------------------------------------------------------------------------------------------
                                    FOR THE THREE MONTHS ENDED        FOR THE THREE MONTHS ENDED           PERCENT CHANGE
                                                                                                ------------------------------------
                                        DECEMBER 31, 2001                DECEMBER 31, 2000
                                ----------------------------------------------------------------------------------------------------
                                  U.S.   INTERNATIONAL  TOTAL      U.S.   INTERNATIONAL  TOTAL     U.S.     INTERNATIONAL   TOTAL
                                --------  ----------   --------  --------  ----------   --------  -------    ----------    -------
Communications Solutions        $    415  $      248   $    663  $    620  $      308   $    928    (33.1%)       (19.5%)    (28.6%)
Services                             448          60        508       456          43        499     (1.8%)        39.5%       1.8%
Connectivity                          79          56        135       267          89        356    (70.4%)       (37.1%)    (62.1%)
                                --------  ----------   --------  --------  ----------   --------  -------    ----------    -------
      Total Operating Segments       942         364      1,306     1,343         440      1,783    (29.9%)       (17.3%)    (26.8%)
Other                                  2          (2)        --         3          (1)         2    (33.3%)       100.0%    (100.0%)
                                --------  ----------   --------  --------  ----------   --------  -------    ----------    -------
      Total Avaya               $    944  $      362   $  1,306  $  1,346  $      439   $  1,785    (29.9%)       (17.5%)    (26.8%)
                                ========  ==========   ========  ========  ==========   ========  =======    ==========    =======

SEGMENT OPERATING INCOME - ONGOING

                                 FOR THE THREE MONTHS ENDED
                             ------------------------------------
                             DECEMBER 31, 2001  DECEMBER 31, 2000    PERCENT
                             -----------------  -----------------
                                   TOTAL             TOTAL            CHANGE
                                 ----------        ----------       ----------
Communications Solutions         $      109        $      227            (52.0%)
Services                                284               243             16.9%
Connectivity                            (27)               88           (130.7%)
                                 ----------        ----------
      Total Operating Segments          366               558            (34.4%)
Other                                  (387)             (473)            18.2%
                                 ----------        ----------
      Total Avaya                $      (21)       $       85           (124.7%)
                                 ==========        ==========

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                                      -7-


                           AVAYA INC. AND SUBSIDIARIES
                THREE MONTH COMPARATIVE STATEMENTS OF OPERATIONS
                       AS REPORTED VS. ONGOING OPERATIONS
           (UNAUDITED; DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

                                                   ---------------------------------------------------------------------------------
                                                            FOR THE THREE MONTHS ENDED              FOR THE THREE MONTHS ENDED
                                                                DECEMBER 31, 2001                        DECEMBER 31, 2000
                                                   ---------------------------------------------------------------------------------
                                                   AS REPORTED   ADJUSTMENTS (B)   ONGOING  AS REPORTED(A)  ADJUSTMENTS(C)   ONGOING
                                                   ---------------------------------------------------------------------------------
REVENUE
   Products                                              798        $    --           798        1,286        $    --         1,286
   Services                                              508             --           508          499             --           499
                                                       -----        -------         -----        -----        -------         -----
                                                       1,306             --         1,306        1,785             --         1,785
                                                       -----        -------         -----        -----        -------         -----
COST
   Products                                              589             --           589          801             --           801
   Services                                              200             --           200          227             --           227
                                                       -----        -------         -----        -----        -------         -----
                                                         789             --           789        1,028             --         1,028
                                                       -----        -------         -----        -----        -------         -----
GROSS MARGIN                                             517             --           517          757             --           757
                                                       -----        -------         -----        -----        -------         -----

OPERATING EXPENSES
   Selling, general and administrative                   418             --           418          568            (36)          532
   Business restructuring related expenses                 6             (6)           --           23            (23)           --
   Research and development                              120             --           120          140             --           140
   Purchased in-process research and development          --             --            --           --             --            --
                                                       -----        -------         -----        -----        -------         -----
TOTAL OPERATING EXPENSES                                 544             (6)          538          731            (59)          672
                                                       -----        -------         -----        -----        -------         -----

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                                      -8-


                                           ----------------------------------------   ---------------------------------------
                                                 FOR THE THREE MONTHS ENDED                 FOR THE THREE MONTHS ENDED
                                                      DECEMBER 31, 2001                          DECEMBER 31, 2000
                                           ----------------------------------------   ---------------------------------------
                                           AS REPORTED   ADJUSTMENTS(b)    ONGOING    AS REPORTED(a) ADJUSTMENTS(c)  ONGOING
                                           ----------------------------------------   ---------------------------------------
OPERATING INCOME (LOSS)                           (27)             6            (21)            26            59           85
Other income (expense) -  net                       6             --              6              9            --            9
Interest expense                                    9             --              9             10            --           10
                                            ---------      ---------      ---------      ---------     ---------    ---------

INCOME (LOSS) BEFORE INCOME TAXES                 (30)             6            (24)            25            59           84
Provision (benefit) for income taxes              (10)             2             (8)             9            24           33
                                            ---------      ---------      ---------      ---------     ---------    ---------
NET INCOME (LOSS)                           $     (20)     $       4      $     (16)     $      16     $      35    $      51
                                            =========      =========      =========      =========     =========    =========

EARNINGS (LOSS) PER SHARE - BASIC           $   (0.09)                    $   (0.08)     $    0.03                  $    0.16
EARNINGS (LOSS) PER SHARE - DILUTED         $   (0.09)                    $   (0.08)     $    0.03                  $    0.16
BASIC SHARES                                      287                           287            282                        282
DILUTED SHARES                                    287                           287            282                        282
EFFECTIVE TAX RATE - Provision (Benefit)        (35.0%)                       (34.0%)         38.0%                      39.1%

(a) Certain amounts have been reclassified to conform to fiscal 2002 presentation.

(b) The adjustment column removes from results $6 million for business restructuring one-time expenses primarily associated with the Company's outsourcing of certain of its manufacturing operations.

(c) The adjustment column removes from results $36 million of start-up expenses and $23 million of business restructuring one-time expenses associated with our spin-off from Lucent.

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                                      -9-


                           AVAYA INC. AND SUBSIDIARIES
                           TARGET IMPROVEMENT MEASURES
                               ONGOING OPERATIONS
                                   FISCAL 2002

----------------------------------------------------------------------------------------------------------------------------------
                                                                                                                    FY2003
                       FY 2002/Q1        FY 2002/Q2         FY 2002/Q3        FY 2002/Q4          FY 2002        IMPROVEMENT
--------------------------------------------------------------------------------------------------------------     TARGETS
                      $ IN     % OF      $ IN    % OF       $ IN    % OF      $ IN    % OF      $ IN    % OF    (STARTING FROM
                    MILLIONS   REV.    MILLIONS  REV.     MILLIONS  REV.    MILLIONS  REV.    MILLIONS  REV.        FY2000)
----------------------------------------------------------------------------------------------------------------------------------
Revenue               1,306   100.0
----------------------------------------------------------------------------------------------------------------------------------
                                                                                                                   Increase
Gross Margin           517     39.6                                                                            1.5 to 2.5 points
----------------------------------------------------------------------------------------------------------------------------------
                                                                                                                   Improve
SG&A                   418     32.0                                                                             7 to 10 Points
----------------------------------------------------------------------------------------------------------------------------------
Research &                                                                                                         Increase
Development            120     9.2                                                                              2 to 4 points
----------------------------------------------------------------------------------------------------------------------------------
Operating                                                                                                          Improve
Income (Loss)         (21)    (1.6)                                                                             6 to 8 points
----------------------------------------------------------------------------------------------------------------------------------
Effective                                                                                                          Improve
Tax Rate -Provision      (34.0%)               %                  %                 %                 %         3 to 5 points
(Benefit)
----------------------------------------------------------------------------------------------------------------------------------

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                                      -10-


                           AVAYA INC. AND SUBSIDIARIES
                           TARGET IMPROVEMENT MEASURES
                               ONGOING OPERATIONS
                                   FISCAL 2001

-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                                   FY2003
                     FY 2001/Q1        FY 2001/Q2        FY 2001/Q3         FY 2001/Q4        FY 2001            IMPROVEMENT
---------------------------------------------------------------------------------------------------------------    TARGETS
                     $ IN    % OF      $ IN    % OF      $ IN    % OF       $ IN    % OF      $ IN    % OF      (STARTING FROM
                  MILLIONS   REV.   MILLIONS   REV.   MILLIONS   REV.    MILLIONS   REV.   MILLIONS   REV.         FY2000)
-----------------------------------------------------------------------------------------------------------------------------------
Revenue              1,785  100.0      1,852   100.0    1,714    100.0      1,442  100.0      6,793   100.0
-----------------------------------------------------------------------------------------------------------------------------------
               A                                                                                                   Increase
Gross Margin          757    42.4       819    44.2      731     42.6        589    40.8      2,896   42.6     1.5 to 2.5 points
-----------------------------------------------------------------------------------------------------------------------------------
               A                                                                                                   Improve
SG&A                  532    29.8       550    29.6      482     28.0        446    30.9      2,010   29.5      7 to 10 Points
-----------------------------------------------------------------------------------------------------------------------------------
Research &                                                                                                         Increase
Development           140    7.8        153     8.3      135      7.9        108    7.5        536     7.9       2 to 4 points
-----------------------------------------------------------------------------------------------------------------------------------
Operating                                                                                                          Improve
Income                85     4.8         116    6.3      114      6.7        35     2.4         350    5.2       6 to 8 points
-----------------------------------------------------------------------------------------------------------------------------------
Effective                                                                                                          Improve
Tax Rate                39.1%               37.3%            38.0%              38.0%             38.0%          3 to 5 points
-----------------------------------------------------------------------------------------------------------------------------------

A In conjunction with the outsourcing of most of our manufacturing to Celestica, we have reclassified certain logistics costs such as transportation and warehousing from SG&A to Cost of Sales in the first quarter of fiscal 2001.

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                                      -11-


                           AVAYA INC. AND SUBSIDIARIES
                      PROFORMA EFFECTS OF ADOPTING SFAS 142
                         FOR EACH QUARTER IN FISCAL 2001
           (UNAUDITED; DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

Beginning in fiscal 2002, the Company adopted Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets" (SFAS 142), and implemented certain provisions, specifically the discontinuation of goodwill amortization. The following tables reconcile fiscal 2001 quarterly "Ongoing" and "As Reported" results providing pro forma net income, diluted earnings per share, and effective tax rate as if the Company had discontinued goodwill amortization during such periods.

                                                                    FISCAL 2001
                                                                  Ongoing Results
                                               -----------------------------------------------------
                                                 Q1         Q2         Q3          Q4        FY 2001
                                               -------    -------    -------     -------     -------
Net income                                     $    51    $    78    $    67     $    18     $   214
Goodwill amortization (a)                            8         10         11          11          40
Income tax on goodwill                              --(b)      --(b)      (1)         (1)         (2)
                                               -------    -------    -------     -------     -------
Pro forma net income                           $    59    $    88    $    77     $    28     $   252
                                               =======    =======    =======     =======     =======

Earnings per share - diluted *                 $  0.16    $  0.25    $  0.21     $  0.04     $  0.66
Pro forma earnings per share - diluted **      $  0.19    $  0.29    $  0.24     $  0.08     $  0.79

Effective tax rate - provision *                  39.1%      37.3%      38.0%       38.0%       38.0%
Pro forma effective tax rate - provision **       36.2%      34.9%      35.1%       29.6%       34.7%

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                                      -12-


                           AVAYA INC. AND SUBSIDIARIES
                      PROFORMA EFFECTS OF ADOPTING SFAS 142
                         FOR EACH QUARTER IN FISCAL 2001
           (UNAUDITED; DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

                                    CONTINUED

                                                                               FISCAL 2001
                                                                           As Reported Results
                                                         -------------------------------------------------------
                                                           Q1         Q2          Q3          Q4         FY 2001
                                                         -------    -------     -------     -------      -------
Net income (loss)                                        $    16    $   (64)    $    24     $  (328)     $  (352)
Goodwill amortization (a)                                      8         10          11          11           40
Income tax on goodwill                                        --(b)      --(b)       (1)         (1)          (2)
                                                         -------    -------     -------     -------      -------
Pro forma net income (loss)                              $    24    $   (54)    $    34     $  (318)     $  (314)
                                                         =======    =======     =======     =======      =======

Earnings (loss) per share - diluted *                    $  0.03    $ (0.25)    $  0.06     $ (1.17)     $ (1.33)
Pro forma earnings (loss) per share - diluted **         $  0.06    $ (0.21)    $  0.09     $ (1.13)     $ (1.20)

Effective tax rate - provision (benefit) *                  38.0%     (33.1)%      42.2%      (39.5)%      (38.3)%
Pro forma effective tax rate - provision (benefit) **       30.4%     (36.4)%      34.6%      (40.2)%      (40.7)%

(a) Included in selling, general and administrative expense.
(b) Income tax amount is immaterial.

*  Includes goodwill amortization expense.
** Excludes goodwill amortization expense.

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                                      -13-


                           AVAYA INC. AND SUBSIDIARIES
                        REVENUES FROM ONGOING OPERATIONS
                        (UNAUDITED; DOLLARS IN MILLIONS)

                                                    FOR THE FISCAL YEAR                            FOR THE THREE MONTHS
                                                  ENDED SEPTEMBER 30, 2001                        ENDED DECEMBER 31, 2001
                                    --------------------------------------------------------------------------------------------
                                       Q1        Q2        Q3        Q4        YTD         Q1     Q2     Q3        Q4       YTD
                                    --------------------------------------------------------------------------------------------
COMMUNICATIONS SOLUTIONS:

   TRADITIONAL VOICE (1)            $  556    $  546    $  478    $  400    $ 1,980     $  374    $0    $   0     $  0    $  374

   DATA (2) / IP CONVERGENCE (3)       125       135       111        86        457         97     0        0        0        97

   APPLICATIONS (4)                    247       251       232       210        940        192     0        0        0       192

COMMUNICATIONS SOLUTIONS               932       821       696     3,377        663          0     0      663      928         0

CONNECTIVITY (5)                       356       391       372       203      1,322        135     0        0        0       135

SERVICES (6)                           499       529       521       543      2,092        508     0        0        0       508

OTHER                                    0         0         0         2         (0)         0     0       (0)       2         0
                                    --------------------------------------------------------------------------------------------
TOTAL AVAYA                         $1,785    $1,852    $1,714    $1,442    $ 6,793     $1,306    $0    $   0     $  0    $1,306
                                    ============================================================================================

FOOTNOTES:

1. Voice - includes traditional voice systems, IP enabled Definity releases, wireless, transtalk wireless, installation & wire.
2. Data - includes Local Area Networks, Wide Area Networks, and Virtual Private Networks.
3. IP Convergence - includes IP ports sold, IP Softphones, IP Hardphones, Directory Service Software, Enterprise Mgmt Software and Network Alchemy.
4. Applications - includes Customer Relationship Management, Messaging, E-Communications and Professional Services.
5. Connectivity - includes Structured Cabling (SYSTIMAX(R)& ExchangeMax(R)) and Electronic Cabinets.
6. Services - includes Maintenance (Contracts & Per Occurrence), DataCare, and Value Added Services.

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